UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 11, 2008
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

52-16 Barnett Avenue, Long Island City, New York 11104
(Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code:  (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement

Reference is made to Item 5.02 below which is hereby incorporated herein.

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms and conditions of a Termination Agreement, dated April 11, 2008 (the “Termination Agreement”), Jeffrey Silverman resigned from his position as President of Steven Madden, Ltd. (the “Company”) effective as of April 4, 2008.  Pursuant to the Termination Agreement, (i) the Company has agreed to accelerate the $600,000 payment due to Mr. Silverman on June 30, 2008, pursuant to the terms and conditions of that certain Settlement and Release Agreement, dated as of December 21, 2007 (see Exhibit 10.1 to the Company’s Form 8-K dated December 21, 2007), to April 19, 2008, and (ii) the Company and Mr. Silverman agreed to release each other from claims which may arise from events occurring prior to the date of the Termination Agreement.  In addition, the Company has retained Mr. Silverman to act as a consultant to the Company in connection with the Company’s on-line and internet business operations for the period beginning April 19, 2008 and ending June 30, 2008.  In consideration of such services, Mr. Silverman is entitled to receive $140,769.23.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Termination Agreement, dated April 11, 2008, between Steven Madden, Ltd. and Jeffrey Silverman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVEN MADDEN, LTD.

Date: April 15, 2008	By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer